$10 MILLION LINE OF CREDIT

August 6, 2008

          In consideration for a series of loans made and to be made by ICE ASSETS, LLC, a New York limited liability company (the “Payee”), to MAPCASH MANAGEMENT LTD., a corporation established under the laws of Antigua and Barbuda (the “Maker”), of up to an aggregate of Ten Million Dollars ($10,000,000) pursuant to one or more advances (the “Principal Amount”), Maker promises to pay the Payee on or before July 10, 2010 (the “Payment Date”) the Principal Amount and all accrued and unpaid interest as of the Payment Date. As of the date hereof, Payee has advanced an aggregate of $1.75 million of the Principal Amount to Maker. Attached hereto is a schedule (Schedule A) setting forth the date of each advance and principal amount with respect to each of the loans. Schedule A will be updated to reflect future advances, up to the full Principal Amount.

          Interest shall accrue on the unpaid balance of the Principal Amount at a rate of ten percent (10%) per annum (the “Interest Rate”). All interest payable hereunder shall be computed on the basis of actual days elapsed, it shall not be compounded, and it shall be due and payable in arrears on the Payment Date.

          Notwithstanding anything contained herein to the contrary, any advances requested by the Maker hereunder shall be at the sole and absolute discretion of the Payee.

          Maker shall have the right to prepay all or any portion of the outstanding Principal Amount at any time without penalty or premium. All payments hereunder when paid shall be applied first to the payment of the outstanding Principal Amount.

          Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded.

          1.          Representations of Maker. The Maker hereby acknowledges, represents and warrants to, and agrees with, the Payee as follows:

                       a.          Organization, Valid Existence and Qualification. Maker is duly organized and validly existing under the laws of Antigua and Barbuda, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                       b.          Corporate Authority and Approval. Maker has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Maker and, assuming due authorization, execution and delivery hereof by Payee, constitutes a valid and binding agreement of Maker enforceable against Maker in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to affecting creditors’ rights and to general equity principles.

                       c.          Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any governmental entity is required on the part of Maker for the execution, delivery and performance by Maker of this Agreement or the consummation by Maker of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Maker nor the consummation by Maker of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the certificate of incorporation or By-Laws (or similar governing documents) or any resolutions of the board of directors of Maker, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract or agreement by which Maker is bound, or (C) violate or infringe any law applicable to Maker or any of its properties or assets.

                       d.          Compliance with Laws; Licenses. Maker operates its business in compliance with all laws applicable to its business, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker. To the knowledge of Maker, no investigation or review by any governmental entity with respect to Maker is pending or threatened, nor has any governmental entity provided written notice of an intention to conduct the same, except for such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker. Maker has all governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a governmental entity and all other authorizations, consents and approvals issued or granted by a governmental entity necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker. All the payments required in connection with the maintenance of such permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals are current, except where the failure to make such payments would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker.

                       e.          No Default. Maker is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or By-Laws (or similar governing documents) or (b) any contract by which Maker is bound except, in the case of clause (b) of this sentence, for violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker.

                       f.          No Undisclosed Material Liabilities. There are no liabilities or obligations of Maker of any kind whatsoever, whether accrued, contingent, fixed, matured or otherwise Maker would be required by GAAP to set forth on a consolidated balance sheet of Maker or in the notes thereto, except (a) liabilities reserved against or disclosed to Payee prior to the date hereof, or (b) liabilities and obligations incurred under contracts to which Maker is a party or by which any of its properties or assets may be bound, other than liabilities or obligations arising from a breach or default under any such contract.

                       g.          Litigation. There is no civil, criminal or administrative suit, claim, hearing, inquiry, action, or proceeding pending to which Maker is a party or, to the knowledge of Maker, threatened in writing to Maker against Maker, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker. Maker is not subject to any outstanding order, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker. To the knowledge of Maker, there is no civil, criminal or administrative suit, claim, hearing, inquiry, action, or proceeding pending to which any current or former officer or director of Maker, in his or her capacity as such, is a party or threatened in writing against any current or former officer or director of Maker in his or her capacity as such.

                       h.          Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Maker, Maker has prepared in good faith and duly and timely filed all tax returns required to be filed by Maker, all such filed tax returns are complete and accurate in all respects, and Maker has timely paid all of its taxes obligations.

          2.          Representations of Payee. The Payee hereby acknowledges, represents and warrants to, and agrees with, the Maker as follows:

                       a.          Organization, Valid Existence and Qualification. Payee is duly organized and validly existing under the laws of New York, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                       b.          Corporate Authority and Approval. Payee has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Payee and, assuming due authorization, execution and delivery hereof by Maker, constitutes a valid and binding agreement of Payee enforceable against Payee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to affecting creditors’ rights and to general equity principles.

                       c.          Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any governmental entity is required on the part of Payee for the execution, delivery and performance by Payee of this Agreement or the consummation by Payee of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Payee nor the consummation by Payee of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the certificate of incorporation or operating agreement (or similar governing documents) or any resolutions of the board of directors (or similar governing body) of Payee, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract or agreement by which Payee is bound, or (C) violate or infringe any law applicable to Payee or any of its properties or assets.

                       d.          Compliance with Laws; Licenses. Payee operates its business in compliance with all laws applicable to its business, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Payee. To the knowledge of Payee, no investigation or review by any governmental entity with respect to Payee is pending or threatened, nor has any governmental entity provided written notice of an intention to conduct the same, except for such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Payee. Payee has all governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a governmental entity and all other authorizations, consents and approvals issued or granted by a governmental entity necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Payee. All the payments required in connection with the maintenance of such permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals are current, except where the failure to make such payments would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Payee.

                       e.          No Default. Payee is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or By-Laws (or similar governing documents) or (b) any contract by which Payee is bound except, in the case of clause (b) of this sentence, for violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Payee.

                       f.          Information. Other than as set forth herein, Payee is not relying upon any other information, representation or warranty by Maker, or any officer, employee, agent or affiliate of Maker, in determining to enter into this Agreement. Payee has consulted, to the extent deemed appropriate by Payee, with the Payee’s own advisers as to the financial, tax, legal and related matters concerning the transactions contemplated by this Agreement and on that basis believes that such transactions are suitable and appropriate for Payee.

          3.          Events of Default. In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                       a.          Default in the payment, when due or declared due, of any principal or interest payments hereunder;

                       b.          Maker makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, acquiescence or action, a trustee, receiver or other custodian is appointed for Maker; or for a substantial part of the property of Maker; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is authorized or instituted by, or instituted against, Maker; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Maker; or

                       c.          Maker shall fail to observe or perform any of its representations or covenants set forth herein, which failure is not cured promptly;

then, in each case where an Event of Default occurs, the Payee, by notice in writing to Maker shall inform Maker of such Event of Default and if such default is not cured within ten business days from the date such notice is received by Maker, then Payee, may, at its option, declare the outstanding Principal Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

          4.          Board Representation. As long as any portion of the Principal Amount remains outstanding, Payee shall have the right to designate one member to the board of directors of Map Financial Group, Inc., a Nevada corporation which will be borrowing funds from Maker.

          5.          Miscellaneous.

                       a.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Maker and Payee.

                       b.          Notices. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to the Maker:

MapCash Management Ltd.

Telecopy:

If to Payee:

Ice Assets, LLC

Telecopy:

          All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt or (iv) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt.

                       c.          Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of New York. In any action brought under or arising out of this Agreement, the parties hereby consent to the in personam jurisdiction of any state or federal court sitting in New York, waive any claim or defense that such forum is not convenient or proper, and consent to service of process by any means authorized by New York law.

                       d.          Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

MAKER:

MAPCASH MANAGEMENT LTD.

By:	/s/ Jonathan Malamud

Name:	Jonathan Malamud
Title:	Director

PAYEE:

ICE ASSETS, LLC

By:	/s/ Joel Zev Drizin

Name:	Joel Zev Drizin
Title:	Manager